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                       Daimler-Benz Vehicle Trust 1994-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.

Collection Period: February 1997
Distribution Date: 3/17/97


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                  Per $1,000 of Original
                                                                                      Class A/Class B
                                                                                    Certificate Amount
                                                                                  ----------------------
   (i)  Principal Distribution
            Class A Amount                                        $ 5,462,435.66        $9.012925
            Class B Amount                                        $   232,230.60        $3.448588

  (ii)  Interest Distribution
            Class A Amount                                        $   364,793.51        $0.601903
            Class B Amount                                        $    40,532.61        $0.601903

 (iii)  Amount of Distribution allocable to the Yield
          Supplement Amount                                       $     1,090.53
            Class A Amount                                        $       981.48
            Class B Amount                                        $       109.05
        Amount of Distribution allocable to the (Excess)
          Shortfall Amount                                        $   (37,793.24)
            Class A Percentage                                    $   (34,013.92)
            Class B Percentage                                    $    (3,779.32)

  (iv)  Monthly Servicing Fee                                     $    68,122.04        $0.101160
            Monthly Supplemental Servicing Fee                    $         0.00        $0.000000
            Class A Percentage of the Servicing Fee               $    61,309.84        $0.101160
            Class A Percentage of the Supplemental Servicing Fee  $         0.00        $0.000000
            Class B Percentage of the Servicing Fee               $     6,812.20        $0.101160
            Class B Percentage of the Supplemental Servicing Fee  $         0.00

   (v)  Class A Principal Balance (end of Collection Period)      $68,109,365.59
        Class A Pool Factor (end of Collection Period)                 11.237928%
        Class B Principal Balance (end of Collection Period)      $ 7,567,707.29
        Class B Pool Factor (end of Collection Period)                 11.237928%

  (vi)  Pool Balance (end of Collection Period)                   $75,677,072.88

 (vii)  Class A Interest Carryover Shortfall                      $         0.00        $0.000000
        Class A Principal Carryover Shortfall                     $         0.00        $0.000000
        Class B Interest Carryover Shortfall                      $         0.00        $0.000000
        Class B Principal Carryover Shortfall                     $  (374,706.69)       $5.564336

(viii)  Amount Otherwise Distributable to the Seller that
          is Distributed to Either the Class A or Class
          B Certificateholders                                    $         0.00

  (ix)  Balance of the Reserve Fund Property (end of
          Collection Period)
            Class A Amount                                        $20,202,230.76
            Class B Amount                                        $         0.00

   (x)  Aggregate Purchase Amount of Receivables repurchased by
        the Seller or the Servicer                                $         0.00